UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 15, 2004

SEAGATE TECHNOLOGY

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-31560	98-0355609
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands	NA
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (345) 949-8066

NA

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure.

As of January 2, 2004, the Company’s balance sheet for accrued income taxes included $125 million for potential tax indemnification amounts due to VERITAS Software Corporation (“VERITAS”) pursuant to the Indemnification Agreement entered into between Seagate Technology, Inc. (“Seagate Delaware”), New SAC and VERITAS in connection with the purchase of the operating assets of Seagate Delaware by New SAC in November 2000. The Internal Revenue Service has completed its review of Seagate Delaware’s federal tax returns for the periods prior to the acquisition date of the operating assets, and on March 15, 2004, VERITAS received written confirmation from the Internal Revenue Service that the congressional Joint Committee on Taxation had completed its review and had taken no exception to the Internal Revenue Service’s conclusions. These conclusions result in no additional tax being assessed on VERITAS. The Company will record the full $125 million indemnification amount as an income tax benefit in the current quarter ending on April 2, 2004 and a corresponding increase to net income after tax. There will be no cash impact to the Company resulting from this settlement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAGATE TECHNOLOGY

Date: March 15, 2004	By:	/s/ WILLIAM L. HUDSON
	Name:	William L. Hudson
	Title:	Executive Vice President, General Counsel and Secretary